UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2011
LAXAI PHARMA, LTD.
(Exact name of registrant as specified in its charter)

Israel	0-17788	N/A

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15851 Dallas Parkway Suite 600, Dallas, TX	75001

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 676-5475
8905 Regents Park Drive, Suite 210, Tampa, FL 33647
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Laxai Pharma, Ltd., formerly known as NexGen Biofuels, Ltd. (“Registrant”), and OSR Holding Corp. (“Subsidiary”), a wholly owned subsidiary of Laxai Pharma, Ltd., have entered into a binding agreement for Terms for Continued Forbearance and Borrower’s Restructuring Plan dated as of February 18, 2011 (the “Term Sheet”) with its secured lender, its principal shareholder and certain directors and officers of Registrant in connection with certain matters arising out of certain prior agreements to which Registrant, Subsidiary and or J. Ram Ajjarapu, a director and former officer of Registrant (“JRA”) are a party, including, without limitation, the following: (i) Note and Warrant Purchase Agreement by and between Registrant and UTA Capital LLC, a secured lender to Registrant (“UTA”), dated as of March 2, 2010 (the “NWPA”), as modified by the Loan Extension and Modification Agreement effective as of July 31, 2010 (the “Modification Agreement”); (ii) Modification Agreement; (iii) Amended And Restated Senior Secured Bridge Note dated as of July 1, 2010 (the “Amended Note”), (iv) Individual Guaranty of JRA executed and delivered as of March 2, 2010 (the “PG”); (v) Deposit Account Control Agreement dated as of March 15, 2010 among Subsidiary (and, with any other subsidiaries or controlled affiliates of Registrant, the “Subsidiaries”), UTA and Wachovia Bank, N.A. (the “DACA”); (vi) Company Pledge and Security Agreement, Subsidiary Guarantee, Pledge and Security Agreement, Shareholder Pledge and Security Agreement, and Membership Interest Pledge and Security Agreement (each of the foregoing as defined in the NWPA and, collectively, with the DACA, being the “Collateral Agreements”); (vii) Ordinary Shares Purchase Warrant for up to 5,800,000 shares issued March 2, 2010, and the Ordinary Shares Purchase Warrant issued as of July 1, 2010 for up to 2,020,000 shares (collectively, the “Warrants”). The NWPA, Modification Agreement, Amended Note, PG, DACA and Collateral Agreements are referred to as the “Loan Documents” and, with the Warrants, as the “Transaction Documents.” The Term Sheet constitutes a binding amendment and restatement of each of the Loan Documents, but only to the extent of the terms specified therein. Except as and to the extent modified by the Term Sheet, all terms and conditions of the Loan Documents remain in full force and effect.
The following summary of the Term Sheet is qualified in its entirety by the Term Sheet attached as an exhibit to this Current Report on Form 8-K. Under the Term Sheet:
Lender Forbearance and Extension of Maturity Date
1.
UTA has agreed, subject to continued performance and compliance by Registrant, Subsidiary and JRA, with the terms and conditions of the Term Sheet and of the Transaction Documents as modified by the Term Sheet, to not exercise its remedies under the Loan Documents with respect to any past breaches by Registrant, Subsidiary or JRA or past events of default which arose prior to the execution and delivery of the Term Sheet and which were the subject of a notice of default from UTA.

2.
The new Maturity Date of the Amended Note shall be December 15, 2011 (the “Extended Maturity Date”), and the Interest Rate for the Amended Note effective immediately and until the Extended Maturity Date shall continue to be 15% per annum. In addition to the existing events of default set forth in the Amended Note, a breach by Registrant or any of the Subsidiaries of the terms and conditions of the Term Sheet shall, if continuing unremedied for a period of five (5) days after written notice to Registrant or Subsidiary (as applicable) of such default, constitute an event of default under the Amended Notes and the Collateral Agreements.

Partial Loan Conversion to Equity
3.
A portion of the principal balance of the Amended Note in the amount of $240,000 was irrevocably converted into 4,800,000 of Registrant’s Ordinary Shares (the “Conversion Shares”) at the rate of $0.05 per share. Registrant, UTA and JRA agreed that the fair market value of the Conversion Shares as of February 18, 2011 was $48,000 ($0.01/share).

Other Amended Loan Terms
4.
After giving effect to prior application of $100,000 of the LALS Cash AR Security Amount (as defined in the Transaction Documents) and the conversion of $240,000 of the principal balance of the Amended Note to equity effected by the Term Sheet and described above, the principal balance of the Amended Note is $1,100,000.

5.
Registrant agreed to make commercially reasonable best efforts to repay at least $0.2 million of the outstanding principal balance of the Amended Note by June 1, 2011. Its failure to do so shall not be an event of default, but Registrant will then immediately issue to UTA or its designee a 5-year warrant to purchase up to 1 million shares of Registrant’s common stock at $0.02 per share, and otherwise having terms comparable to those in the Warrants.

6.
All collateral which is the subject of the Collateral Agreements (other than pledged shares included in Transferred Shares (as described below)), to the extent such shares are not required to be reconveyed to RACA (as described below) shall be released upon indefeasible repayment of the principal of, and all accrued interest on, the Amended Note.

Amendment of Controlling Affiliate’s Personal Guarantee
7.	The amount of the obligations guaranteed by JRA pursuant to the PG are limited to those arising out of or in connection with certain “bad acts” as described in the Term Sheet.
Transfer of Substantial Equity from Principal Shareholder to UTA
8.
JRA and Raca Investors, L.P., a limited partnership (“RACA”) which is an affiliate of JRA and a principal shareholder of Registrant and which had previously pledged 31,151,842 ordinary shares of Registrant to UTA as security for the obligations under the Amended Note, transferred and assigned, for no additional consideration, 12 million ordinary shares (the “Transferred Shares”) of Registrant to UTA or its designees, subject to certain contingent rights of reconveyance to RACA with respect to up to 7 million of the Transferred Shares, as described in the Term Sheet.

9.
UTA has separately advised the Registrant that (a) a substantial number of the Transferred Shares (as well as of warrants to purchase ordinary shares of Registrant previously issued to UTA) may in the future be (i) contributed to a Registrant incentive plan for employees, officers and consultants, and/or (ii) assigned and transferred by UTA to other existing shareholders, officers and directors of Registrant, or (b) UTA may agree to a reduction in the number of its warrants as options or warrants are granted to certain officers, directors and consultants to Registrant.

Changes to Board of Directors; Minimum Vote or Consent Required for Board Action with Respect to Certain Matters
10.
Effective upon execution of the Term Sheet, the respective boards of directors of Registrant and each Subsidiary shall consist of three directors: (i) JRA or his designee, (ii) E. Thomas Layton (“Layton”) or another designee of UTA, and (iii) another individual designated by the holders of a majority of the Registrant’s ordinary shares purchased for cash by those equity investors who invested in Registrant’s private placement prior to March 2, 2010 (the “Equity Investor Director”).

11.
Approval by vote or written consent of: (a) all of the members of the board of directors of Registrant and/or Subsidiary, as applicable, is required for the: (i) commencement of any litigation by or on behalf of Registrant and/or the Subsidiary, whether as direct or derivative action, against UTA, JRA, or any current or former officer or director of Registrant or the Subsidiary; and (b) a majority of the board of directors of Registrant and/or Subsidiary, as applicable, is required for the: (i) filing or other commencement of a federal or state bankruptcy or insolvency petition or proceeding by or on behalf of Registrant or any Subsidiary; or (ii) commencement or consummation of any equity or debt financing of Registrant or any Subsidiary.

12.
UTA has agreed to cause its board designee to vote for or consent to (x) any equity financing of Registrant that fully repays all obligations to UTA under the Amended Note, provided it is offered the opportunity to participate in any such equity financing on a basis that maintains its beneficial ownership percentage of Registrant equity, and (y) any debt financing that fully repays all obligations to it under the Amended Note; and JRA agrees to cause its board designee to vote for or consent to any debt financing that fully repays all obligations to UTA under the Amended Note.

Voting Agreement as to Shares
13.
The parties have agreed to, until the first to occur of (a) the Amended Note being repaid in full or (b) UTA ceasing to have beneficial ownership (calculated in accordance with SEC Rule 13d) of 3 million ordinary shares of Registrant, vote as follows: (1) for the election and re-election of a Registrant board of three directors consisting of (x) Layton or another designee of UTA as a director, (y) JRA or a designee of JRA as a director, and (z) the Equity Investor Director; (2) for the election and re-election of Layton as Chairman, Chief Executive Officer (CEO) and President and Chief Financial Officer (CFO) of Registrant and of each of the Subsidiaries; (3) for the implementation of cash and asset control and collection and financial reporting policies and procedures consistent with the Term Sheet and prevailing business practices for public companies; (4) for approval of certain executive compensation matters set forth in the Term Sheet and described below; and (5) for the implementation of the corporate migration described below.

Termination or Mitigation of Certain Equity Claims
14.
The parties have agreed to use commercially reasonable best efforts to terminate or otherwise mitigate the dilutive effect of any obligation to issue shares or options to certain persons, including without limitation any employee or consultant who has been terminated or is terminated within 30 days after execution and delivery of the Term Sheet (“Excess Equity Grants”); and Registrant, JRA and RACA have agreed that any Excess Equity Grants, shall, to the extent not terminated by legal action or negotiated settlement within 90 days after execution and delivery of the Term Sheet, be satisfied (x) 25% by JRA transferring 25% of such number of shares (which shall not include Transferred Shares or Contributed Shares (as defined in the Term Sheet) but may include shares previously pledged by RACA to UTA to the extent JRA and RACA have no further unpledged shares available) to the grantees of such Excess Equity Grants, and (y) 75% by Registrant issuing 75% of the remaining Excess Equity Grants.

Termination or Mitigation of Certain Liability Claims
15.
The parties have agreed to use commercially reasonable best efforts over the next 90 days to negotiate, terminate or otherwise mitigate (including by conversion to equity) the impact of certain liabilities of Registrant and the Subsidiaries.

Appointment of New Executive Officers; Resignation of Officer
16.
Effective February 11, 2011, Layton is Chairman, CEO and President and CFO of Registrant and of each subsidiary (including OSR Holding Corp.), and JRA has resigned from all officer and employee positions with Registrant and any of the Subsidiaries. Effective as of February 18, 2011, JRA waived any and all claims to unpaid compensation or severance by reason of his past services, and agreed to promptly deliver to Layton all corporate, legal, financial and business records of Registrant and each Subsidiary in his possession or under his control, and failure to so deliver any requested records within 5 business days after a written request shall constitute a breach of the Loan Documents and an event of default. The officers of Registrant shall also be officers of each of the Subsidiaries, with equivalent titles and responsibilities, but with no additional compensation.

Lockbox Arrangement, Cash Management and Future Budget Process
17.
All receipts received from any Subsidiary or Registrant customers and clients shall be promptly deposited in the account which is the subject of the DACA or any successor account (the “Lockbox”), and all customers and clients of Registrant and of any Subsidiary shall be directed at all times to direct the payments to the Lockbox. At no time shall any Registrant or Subsidiary bank or investment accounts be maintained as to which UTA and Registrant’s designated CFO, Layton, do not have full knowledge and access. Any disbursements from the Lockbox or from the Registrant/Subsidiary operating account shall require approval of Layton as CFO. Disbursements from the operating account may be made upon the signature or approval of Layton. Layton shall present a rolling six-month operational budget, subject to review and approval by UTA and Registrant’s board of directors. UTA shall approve all disbursements from the Lockbox to pay Registrant or any Subsidiary expenses which are not in conformity with such previously approved budget. UTA may delegate such approvals to Layton. The parties will cooperate in any process required to replace Wachovia as the Lockbox custodian. Following an event of default, funds in the Lockbox may be applied in such manner and for such purposes as UTA shall determine.

Compensation of Certain Officers and Directors; Restrictive and Affirmative Covenants of Certain Directors and Officers
18.
(a) JRA is entitled to receive $5,000 per month for a minimum period of 12 months. Such compensation (“JRA Variable Compensation”) shall accrue monthly but shall be payable currently only if in such calendar month the consolidated free cash flow of Registrant and all Subsidiaries after payment of all expenses of operation (including current interest and reimbursement of UTA expenses but not amortization of loan principal) but before all officer and director compensation (“Excess Cash Flow”), exceeds $15,000. Any amounts accrued and unpaid shall be deferred and subordinated to repayment of the Amended Note. In addition, with respect to each acquisition closed by Registrant within the next 24 months which was originated by JRA, there will be a finder’s fee of 5% of the value of the transaction consideration earned by JRA.
(b) Layton shall be retained as Chairman, CEO and President, and CFO, with a minimum time commitment of 40 hours per week. In his capacity as President and CFO, Mr. Layton shall be entitled to receive a minimum of $8,000 per month (“TL Fixed Compensation”). An additional $2,000 per month (“TL Variable Compensation”) shall accrue monthly but shall be payable currently only if in such calendar month the Excess Cash Flow exceeds $15,000. Any amounts accrued and unpaid shall be deferred and subordinated to repayment of the Amended Note.
(c) Should Excess Cash Flow for any calendar month exceed $15,000 but be less than $30,000, JRA and Layton shall each be entitled to receive their pro rata share (calculated by reference to JRA Variable Compensation and TL Variable Compensation) of such Excess Cash Flow after payment of TL Base Compensation.

(d) No other director or officer compensation shall be payable by Registrant or any Subsidiary prior to repayment of the Amended Note without consent of UTA and the board of directors.
19.
Each of JRA and Layton has agreed (and future directors and officers are to agree) to certain non-solicitation and non-competition restrictive covenants with respect to the Registrant, the Subsidiaries, and their respective customers, employees and consultants, and in their respective fields of business, which restrictive covenants shall terminate upon the first to occur of (a) 24 months from the date of the Term Sheet, or (b) 12 months after repayment in full of the Amended Note, but as to any individual director or officer no later than 24 months after such individual ceases to provide services to Registrant and any Subsidiary, and as to JRA shall terminate if Registrant fails to pay JRA his JRA Variable Compensation for any two consecutive or non-consecutive months notwithstanding that the free cash flow condition to such payment has been met for such months.

20.
JRA has agreed to cause and direct any JRA-affiliated companies holding personnel, licenses or other tangible or intangible assets, including H-1B or other visas currently utilized by personnel performing services for Registrant or Subsidiaries, to continue to make such personnel, visas and other assets available for use by Registrant and its Subsidiaries at no cost or expense, except that Registrant shall reimburse at market rates the direct compensation and benefits costs actually incurred for those personnel whom Registrant’s CEO, President and CFO individually identifies as required personnel and whom he does not wish to employ directly with Registrant or a Subsidiary. Within 60 days following the execution and delivery of the Term Sheet, Registrant’s CEO, President and CFO shall identify those H-1B visas which are held by any JRA-affiliated companies which should be transferred to the Registrant or a Subsidiary, and JRA shall cause and direct the applicable JRA-affiliated company to effect such transfers immediately upon request of Registrant, at Registrant’s expense. After such 60-day period, Registrant or its Subsidiaries may continue to use visas held by any JRA-affiliated company for employees or agents of Registrant or its Subsidiaries, provided that Registrant shall reimburse the holder of such visas at market rates for its direct costs actually incurred by such holder in making such visas available.

21.
JRA has agreed to immediately cause each of his direct or indirect affiliates (other than Registrant and Subsidiary) having a legal name or doing business under a name that includes the words “OSR” or “Laxai” to change their legal name to a name not including such words, and to refrain, for so long as Registrant and Subsidiary is actively engaged in operations, from using or doing business under a name or description that includes the words “OSR” or “Laxai.”

Future Corporate Migration
22.	The parties shall cooperate to cause Registrant to migrate its jurisdiction of organization from Israel to Delaware by June 1, 2011.

Mutual Releases
23.
UTA, on the one hand, and Registrant, Subsidiary and JRA, on the other, have released each other from certain claims relating to Registrant, Subsidiary, the UTA investment in Registrant, the administration or funding thereof or the Transaction Documents, subject to certain exceptions.

Dismissal of Certain Litigation, Payment of Certain Expenses and Certain other Matters
24.
Concurrently with the execution and delivery of the Term Sheet, (a) Registrant and Subsidiary agreed to cause a certain Florida complaint filed in December 2010 against UTA to be dismissed, with prejudice, and (b) UTA agreed to cause a certain New York State motion for summary judgment in lieu of complaint action commenced in January 2011 against JRA to be dismissed, but without prejudice. UTA covenanted that it will not re-commence an action against JRA on the PG unless based on the terms of the PG as amended and modified as described above.

25.
Registrant agreed to pay to UTA and JRA their respective certain legal and other fees previously incurred relating to prior refinancing efforts or otherwise incurred in negotiation and documentation of the Term Sheet and the restructuring contemplated thereby.

26.
The new CEO, President and CFO is to conduct a review of all prior Registrant and Subsidiary agreements, and may cancel, based on the review of corporate counsel, certain agreements if they are invalid and if such action is in the best interests of Registrant and its creditors and equity holders.

27.
Registrant, Subsidiary and JRA agreed to hold UTA harmless from any and all damages or liabilities arising in connection with the restructuring other than as a result of UTA’s fraud or willful misconduct. JRA is and shall remain entitled to such statutory rights to indemnification by Registrant or Subsidiary as may be available to him under applicable Israeli or Delaware law or as may be available to him by the provisions of their respective articles of association, certificate of incorporation and/or bylaws as currently in effect.

Dismissal of Chapter 11 Petitions
28.
Each of Registrant, Subsidiary, UTA and JRA agreed to use their best efforts to cause a recently filed Chapter 11 petitions with respect to Registrant and Subsidiary to be immediately withdrawn or dismissed, with no conditions attached to such withdrawal or dismissal, and the assets, operations and business of Registrant and Subsidiary no longer subject to the jurisdiction of the Bankruptcy Court. Each of the parties agreed not to seek sanctions or other disciplinary relief with respect to the filing of such Chapter 11 petitions. To the extent the prompt withdrawal or dismissal of the Chapter 11 cases requires approval by the Bankruptcy Court of any party’s entry into the Term Sheet as a condition of its binding nature and effectiveness, all parties agreed to use their best efforts to seek such approval on an expedited basis. If the enforceability of the Term Sheet as against any party requires such Bankruptcy Court approval, all other parties shall nonetheless remain bound thereby while such approval is being sought and obtained, unless such approval, despite best efforts, is not obtained within 15 business days of the execution of the Term Sheet. As described below under Item 8.01, on February 25, 2011, the U.S. Bankruptcy Court for the Middle District of Florida — Tampa Division, in response to motions filed by the Registrant and the Subsidiary with the support of UTA, entered orders terminating the Chapter 11 petitions previously filed on behalf of the Registrant and the Subsidiary on February 14, 2011.

Item 3.02	Unregistered Sales of Equity Securities
Reference is made to Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference. Under the Term Sheet, effective February 18, 2011, a portion of the principal balance of the Amended Note in the amount of $240,000 was irrevocably converted into 4,800,000 of Registrant’s Ordinary Shares (the “Conversion Shares”) at the rate of $0.05 per share. Registrant, UTA and JRA agreed that the fair market value of the Conversion Shares as of February 18, 2011 was $48,000 ($0.01/share).

The Conversion Shares were issued to UTA, a United States resident who qualifies as an accredited investor. The Conversion Shares are deemed “restricted securities” within the meaning of that term as defined in Rule 144 of the Securities Act of 1933 (the “Securities Act”) and have been issued pursuant to the “private placement” exemption under Section 4(2) of the Securities Act. These transactions did not involve any public offering of securities. UTA had access to information about the Registrant which was necessary to allow them to make an informed investment decision. The Registrant has been informed that UTA is able to bear the economic risk of his investment and UTA is aware that the securities are not registered under the Securities Act and cannot be re-offered or re-sold unless the securities are registered or are qualified for sale pursuant to an exemption from registration. Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. UTA acquired the securities for its own account and not with a view to or for resale in connection with any distribution. A legend shall be placed on each of the stock certificates when issued stating that the securities are restricted, they have not been registered under the Securities Act and they cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

Item 5.01	Changes in Control of Registrant
Reference is made to Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference. Under the Term Sheet, UTA has certain rights regarding the appointment of directors and officers of Registrant, as well as certain consent rights with respect to director and officer compensation and cash flow and accounting controls. Following the execution and delivery of the Term Sheet, UTA now has beneficial ownership of 31.1% of the equity of Registrant, including its ownership of Warrants, all Transferred Shares and the Conversion Shares.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Reference is made to Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.
(a) Not applicable.
(b) and (c) Under the Term Sheet, effective February 11, 2011, Layton is Chairman, CEO and President and CFO of Registrant and of each subsidiary (including OSR Holding Corp.), and JRA has resigned from all officer and employee positions with Registrant and any of the Subsidiaries. Layton, 75, is currently a Principal of Maine Consultants, Inc. and has served as a Officer and a Director of a number of companies over his 54-year business career. Over the last five years, Layton has assisted clients in the staffing, hotel development, and real estate development industries with financial restructuring and reorganization. Most recently he represented a client’s interest in three cases filed in a bankruptcy court in the Southern District of Texas. Layton participated in the 2010 equity financing of Registrant and in early 2010 a request was made that he serve as a Director. Layton was appointed Vice President of Finance of the Registrant in November 2010. Layton and JRA shall be entitled to certain compensation as further described in Item 1.01 of this Current Report on Form 8-K.
(d) Under the Term Sheet, effective February 18, 2011, the respective boards of directors of Registrant and each Subsidiary shall consist of three directors: (i) JRA; (ii) Layton; and (iii) the Equity Investor Director. Layton and JRA shall be entitled to certain compensation as further described in Item 1.01 of this Current Report on Form 8-K.
(e) Layton and JRA shall be entitled to certain compensation as further described in Item 1.01 of this Current Report on Form 8-K.

Item 8.01	Other Events
On February 25, 2011, the U.S. Bankruptcy Court for the Middle District of Florida — Tampa Division, in response to motions filed by the Registrant and the Subsidiary with the support of UTA, entered orders terminating the Chapter 11 petitions previously filed on behalf of the Registrant and the Subsidiary on February 14, 2011 and reported in the Registrant’s Current Report on Form 8-K filed on February 15, 2011.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1	Term Sheet dated February 18, 2011
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2011 LAXAI PHARMA, LTD. (Registrant)
By:	/s/ E. Thomas Layton
E. Thomas Layton
Chairman and Chief Executive Officer